EXHIBIT 99.1



PRESS RELEASE
Source: MicroIslet, Inc.

JONATHAN LAKEY, CO-DEVELOPER OF THE EDMONTON PROTOCOL, NAMED PRESIDENT, AND MICHAEL J. ANDREWS APPOINTED CHIEF EXECUTIVE OFFICER OF MICROISLET.


SAN DIEGO, July 5 -- MicroIslet, Inc. (OTCBB: MIIS.OB) (the "Company") announced today that Jonathan R.T. Lakey, Ph.D., M.S.M., has been named as President of MicroIslet, and Michael J. Andrews will serve as the Company's Chief Executive Officer. As previously announced, Dr. Lakey was appointed MicroIslet's Chief Scientific Officer, and both Dr. Lakey and Mr. Andrews have joined the Company's Board of Directors.

Dr. James R. Gavin III, M.D., Ph.D. has resigned as President and Chief Executive Officer of MicroIslet and will be leaving MicroIslet to pursue other endeavors.

"I am thrilled to expand my role at MicroIslet, and very much welcome the support of Mike Andrews as CEO. I feel that we have a world-class team that can rapidly bring our plan of transplanting islets into diabetic patients", said Dr. Lakey.

"I am quite excited about the prospects for MicroIslet, and I am confident that my experience in management and life sciences can add significantly to the Company efforts. I look forward to working with Dr. Lakey and the rest of the MicroIslet team to execute MicroIslet's refocused business plan", said Mr. Andrews.

"Mr. Andrews has deep experience in manufacturing a broad range of biologic and cell-based therapies, and adds significantly to the talented group of scientists at MicroIslet. I am pleased to continue as a Board member and look forward to working very closely with MicroIslet's new team", said Robert W. Anderson, M.D., a member of MicroIslet's Board of Directors since 2002.

Since 2006, Mr. Andrews has been the President of Worldwide LifeScience Technologies (WLT). WLT develops organizations in biotechnology and life sciences with a focus on Asia and the Pacific rim. From 2001 to 2006, Mr. Andrews served as Vice-President of Worldwide Operations at Chemicon International Inc., a Serologicals Corporation company, with responsibilities for Engineering, Manufacturing, Process Sciences, Quality Systems, Regulatory, Supply Chain Management, Facilities, and Animal Operations. At Chemicon he was also responsible for Chemicon Operations in Australia and the United Kingdom. From 1998 to 2001 he served as the Senior Director of Manufacturing and Materials at Ancile Pharmaceuticals, Inc. where he developed Good Agricultural Practices (GAP) for medicinal plants and was instrumental in the allowance of a number of Investigational New Drug (IND) applications. From 1995 to 1998 he served as Head of Manufacturing and Material Management at NaPro BioTherapeutics in Boulder, Colorado and Victoria, British Columbia. Previous to that, he was Plant Supervisor for Large Scale Fermentation for Synergen Corporation in Boulder, Colorado from 1992 to 1994. From 1982 to 1992 he served in various Manufacturing positions for Genentech, Inc. in San Francisco, California. Mr. Andrews holds a number of patents in pharmaceutical processes and formulations. Mr. Andrews holds memberships in the American Chemical Society and the International Society of Pharmaceutical Engineers.

About MicroIslet:

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with conditions requiring cell-based replacement treatments, with a focus on type 1, or insulin dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, along with its own developments, constitute methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet intends to continue its research and development efforts, and ultimately, to introduce products to the market.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL FUNDS IN ORDER TO FUND ITS NEW STRATEGY AND CONTINUE AS A GOING CONCERN, DR. LAKEY'S NEED FOR A TEMPORARY VISA TO COMMENCE EMPLOYMENT IN THE UNITED STATES, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, INCLUDING FOREIGN GOVERNMENT APPROVALS FOR CLINICAL TRIALS OUTSIDE THE UNITED STATES, DEPENDENCE ON FIOS THERAPEUTICS AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS FOR PRE-CLINICAL AND CLINICAL STUDIES, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

Additional information about MicroIslet can be found at www.microislet.com.

For further information, contact:

MicroIslet, Inc.
Kevin A. Hainley, Interim Chief Financial Officer
858-657-0287
info@microislet.com

Source: MicroIslet, Inc.